U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 16, 2018

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2018, Oaktree Strategic Income II, Inc. (the “Company”) entered into a revolving credit agreement (the “Credit Agreement”) between the Company, as borrower, and City National Bank, as lender (“CNB”). The Credit Agreement provides for a senior secured revolving credit facility (the “Credit Facility”) of up to $100 million (the “Maximum Commitment”) in aggregate principal amount, subject to (i) the lesser of a percentage of unfunded commitments from certain classes of eligible investors in the Company and (ii) the Maximum Commitment. The maturity date of the Credit Facility is October 15, 2020. Borrowings under the Credit Facility bear interest at a rate equal to (a) the London Interbank Offered Rate (“LIBOR”) for the selected period plus 1.65% for LIBOR loans or (b) the prime rate of CNB minus 0.25% for prime rate loans. There is a non-usage fee of 25 basis points per year on the unused portion of the Credit Facility, payable quarterly.

The Credit Facility is secured by a first priority security interest, subject to customary exceptions, in (i) all capital commitments of investors in the Company, (ii) the Company’s right to make capital calls, receive payment of capital contributions from investors and enforce payment of capital commitments and capital contributions under the Company’s subscription agreements with investors and other operative documents and (iii) a cash collateral account into which the capital contributions from investors are made. The Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. The borrowings of the Company, including under the Credit Facility, are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of October 16, 2018, among Oaktree Strategic Income II, Inc., as borrower, and City National Bank, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: October 18, 2018	By:	/s/ Mathew Pendo
Name: Mathew Pendo
Title: Chief Operating Officer